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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 July 28, 2003

UNION ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-2967 (Commission File Number)	43-0559760 (I.R.S. Employer Identification No.)
1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On July 28, 2003, the Registrant issued and sold $200,000,000 principal amount of its 5.10% Senior Secured Notes due 2018 (the "Notes"), pursuant to a Registration Statement on Form S-3 (Nos. 333-87506 and 333-87506-01), which was declared effective on August 13, 2002, and a Prospectus Supplement dated July 23, 2003 to a Prospectus dated March 5, 2003. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering.

ITEM 7. EXHIBITS

  (c)
  Exhibits.

*1.1	Underwriting Agreement, dated July 23, 2003 between the Registrant and Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named therein.
**4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as Trustee, relating to the Notes (Current Report on Form 8-K filed on August 23, 2002, Exhibit 4.1).
*4.2	Company Order establishing the Notes.
*4.3	Global Note.
*4.4
Supplemental Indenture dated July 15, 2003 by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series DD securing the Notes.
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant (including consent).
*5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant (including consent).

*
Filed herewith.
**
Incorporated by reference as indicated.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION ELECTRIC COMPANY (Registrant)
By	/s/ MARTIN J. LYONS
Name:	Martin J. Lyons
Title:	Vice President and Controller (Principal Accounting Officer)

Date: August 4, 2003

3

Exhibit Index

Exhibit No.	Description
*1.1	Underwriting Agreement, dated July 23, 2003 between the Registrant and Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named therein.
**4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as Trustee, relating to the Notes (Current Report on Form 8-K filed on August 23, 2002, Exhibit 4.1).
*4.2	Company Order establishing the Notes.
*4.3	Global Note.
*4.4
Supplemental Indenture dated July 15, 2003 by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series DD securing the Notes.
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant (including consent).
*5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant (including consent).

*
Filed herewith.
**
Incorporated by reference herein as indicated.

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  ITEM 7. EXHIBITS
SIGNATURE
Exhibit Index